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                                                                       EXHIBIT 5

        [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO PC]

                                                           July 21, 2000


BayCorp Holdings, Ltd.
20 International Drive, Suite 301
Portsmouth, NH 03801-6809

Ladies and Gentlemen:

     We have acted as counsel to BayCorp Holdings, Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 298,500 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Certificate of Incorporation, and By-laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such Shares, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     Our opinion is limited to applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.



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     We understand that you wish to file this opinion as an exhibit to the
Registration Statement, and we hereby consent thereto.

                                        Very truly yours,




                                        /s/ Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.

                                        Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.